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                             CERTIFICATE OF ACCURACY

This is to certify that the translation described below is, to the best of our knowledge and belief, a true and accurate rendition of the original document.

Job Number:                         96282
                                    -----

Job Name:                           WACHTELL, LIPTON, ROSEN & KATZ
                                    ------------------------------

Job Description:                    HR 72034 NOV 6 2006
                                    -------------------

Language from:  SPANISH                     into:  ENGLISH
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Date:  NOVEMBER 27, 2006                    /S/ PAUL M. MARTINEZ
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                                            Paul M. Martinez
                                            Project Manager
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STATE OF NEW YORK, COUNTY OF KINGS

Subscribed and sworn to before me
this date of November 27, 2006



/s/ Robert J. Mazza
NOTARY PUBLIC

               ROBERT J. MAZZA
      Notary Public, State of New York
               No. 02MA5057911
          Qualified in Kings County
      Commission Expires April 1, 2010

            A Member of the International Family of Bowne Companies

                                                      November 4, 2006 - Madrid

Dear Sirs:

         In accordance with the provisions of Stock Exchange Act 24, Art. 82 of Law /1988 July 28, ACCIONA, S.A. declares the following:

                              RELEVANT INFORMATION

         The Board of Directors of CNE, in session on November 3, 2006, has authorized FINANZAS DOS, S.A., a corporation controlled (100%) by Acciona, S.A., to increase its participation in the share capital of ENDESA, S. A., up to a percentage that will not require the formulation of a takeover bid according to current law (that is, that it does not reach 25% of the share capital), as put forth by the terms of the attached complete text of the Ruling.

                                              Sincerely,


                                              Acciona, S.A.
                                              For


                                              Signed: Jorge Vega-Penichet Lopez

[CNE LOGO]




In view of the aforementioned legal and regulatory precepts, the Board of Directors of the Comision Nacional de Energia (National Energy Commission), in session on November 3, 2006 sets forth the following



                                    AGREEMENT



ONE.- Grant the authorization requested by FINANZAS DOS, S.A. to participate in ENDESA, S.A. "UP TO A PERCENTAGE THAT WILL NOT REQUIRE THE FORMULATION OF A TAKEOVER BID ACCORDING TO CURRENT LAW (THAT IS, IT DOES NOT REACH 25% OF SHARE CAPITAL) AND THAT WILL ALLOW MANAGERIAL PARTICIPATION BUT WILL NOT PRESUME THE ACQUISITION OF CONTROL."

TWO.- FINANZAS DOS, S.A. shall report quarterly to this Commission, and every time any circumstance occurs that is relevant to these results over the life of the share participation in question in this Resolution, specifying the degree of influence that, in its opinion, is conferred to the circumstance, as well as the presence of ACCIONA in the managerial bodies of ENDESA, S.A.

THREE.- In view of the life of the aforementioned share participation and other concurrent circumstances, this Commission will submit the participation of FINANZAS DOS, S.A. to a new authorization procedure in accordance to its fourteenth function, assuming that this confers in it the capacity to exert decisive influence equal to exclusive or joint control over the management of ENDESA, S.A.

FOUR.- Nevertheless, given the significant influence that FINANZAS DOS, S.A. will obtain in ENDESA, S.A., it shall promote policies aimed at:

         -    assuring  that  the  resources  it  generates,   meet,  first  and
              foremost, the needs derived from the investment plans detailed as follows;

         - keeping the investments in regulated activities for gas and electricity, for both transportation and distribution, as well as investments in strategic assets, including investment plans from ENDESA, S.A. for the period 2006-2009; and

         - carrying out the investment obligations of ENDESA, S.A. in gas and electricity transportation networks as reflected on the document "Planificacion de los sectores de gas y de electricidad. Desarrollo de las redes de transporte 2002-2012" (Planning of Gas and Electricity Sectors. Development of Transportation Networks 2002-2012), approved by the Consejo de Ministros (Council of Secretaries) and submitted to the Parlamento (Parliament), as well as in the "Informe Marco sobre la demanda de energia electrica y gas natural y su cobertura" (Framework Report of the Demand and Coverage of Electric Energy and Natural Gas) of the CNE.

An appeal may be filed before the Ministro de Industria, Turismo y Comercio (Secretary of Industry, Tourism, and Commerce), as established in the Eleventh Additional Disposition, Third, 5 of Act 34/1998, of October 7, of the
Hydrocarbons Sector, within a month from the day after receipt of this notification.